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                                                                  EXHIBIT 10.146


                  LICENSE AGREEMENT made as of the 1st day of August, 1978, by and between G. Visconti di Modrone, S.p.A., a corporation organized under and existing by virtue of the laws of Italy, having its principal place of business at Via Benigno Crespi 24, Milan, Italy (hereinafter "Licensor"), and V.O.M. Ltd., a corporation organized under and existing by virtue of the laws of the Commonwealth of Pennsylvania, having its principal place of business at 5227 Germantown Avenue, Philadelphia, Pennsylvania (hereinafter "Licensee").

                              W I T N E S S E T H :

                  Whereas the Licensor has been and now is engaged in the manufacture and marketing of men's toiletries throughout the world under the name of Victor and other trademarks (hereinafter "Products"), either directly or pursuant to license which it has granted to others; and

                  Whereas the Licensor has adopted, registered in the United States and used in its men's toiletries business the Trademarks set forth in Schedule A hereto annexed (hereinafter "Trademarks"); and

                  Whereas the Licensor has heretofore granted a license for the manufacture and sale of Products in the United States to Victor of Milano, Ltd., Inc.; and

                  Whereas Victor of Milano, Ltd., Inc. has, with the consent of the Licensor, simultaneously herewith executed and delivered an agreement by the terms of which it has sold to the Licensee all of its assets, including its rights under the

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license agreement in effect with the Licensor to manufacture and sell Products, and Licensee has assumed all of the obligations of Victor of Milano, Ltd., Inc. under said license agreement, except as hereinafter set forth; and

                  Whereas the parties hereto desire to terminate the license agreement originally executed between the Licensor and Victor of Milano, Ltd., Inc. and so assigned to and assumed by Licensee, and to enter into the within new license agreement pursuant to which the rights, duties, privileges and obligation of the parties shall henceforth be determined.

                  NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained and upon all of the terms and conditions hereinafter set forth, the parties hereto mutually agree as follows:

                  1. Termination of Existing License Agreement

                  The parties hereto do hereby agree that any and all license agreements, addendums thereto or modifications thereof, either oral or in writing, between Licensor or its predecessors on the one hand and Licensee's predecessor, Victor of Milano, Ltd., Inc. or any person or firm with which it has been associated in the manufacture, marketing and sale of Products, and Licensee as assignee of Victor of Milano, Inc., on the other hand, is hereby terminated, cancelled, abrogated and annulled, except to the extent hereinafter set forth in, Paragraphs 2 and 17(a) hereof.

                  2.  Reservation of Rights

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                  Notwithstanding the provisions of Paragraph 1 hereof, the
Licensor expressly reserves any and all rights or claims that it may presently have as against the Licensee's predecessors in interest, or any of them, pursuant to the previous license agreement or otherwise, but Licensor agrees that any breach or violation thereof shall be enforced solely against the Licensee's predecessor in interest and shall not serve as the basis for any claim against the Licensee hereunder except and unless, and only to the extent that, the Licensee has undertaken and agreed herein or with its predecessor to make payments for their account of moneys due and owing to the Licensor under the terms of the said cancelled agreement.

                  3.  Grant of License

                  Licensor grants to Licensee, subject to the terms and conditions hereinafter set forth, the exclusive rights to use Trademarks or any other trademarks hereafter adopted and used by either of the parties hereto subject to any territorial or other limitation on any right to use a trademark which Licensor acquires from other firms or persons, together with Licensor's interest in the good will of the business in connection with which said marks are used in Licensed Territory in the manufacture and sale in Licensed Territory of the Products now or hereafter manufactured or sold in the men's toiletries market. There is expressly excluded from this License Agreement any and all other products manufactured, distributed or licensed by Licensor that are not marketed as men's toiletries products.

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                  4. License Territory

                  Licensee shall have the sole and exclusive right, to the exclusion of all others, including the Licensor, to import, manufacture and sell the Products in the United States and its territories and possessions (including Guam, Puerto Rico and the U.S. Virgin Islands) and in the Bahama Islands (hereinafter "Licensed Territory"). Notwithstanding any restriction herein after set forth, the Licensee shall have the right to sell the Products in the Licensed Territory to any instrumentality of the United States government or any United States Embassy Purchasing Office for re-sale by them to their personnel in all areas of the world, but this shall not include direct sales by Licensee to such instrumentalities or Embassy Purchasing Offices located outside the United States. In addition, Licensee shall have the right to offer the Products for sale in the Licensed Territory to any United States (but not foreign) passenger airline solely for re-sale by such airline to its passengers then flying on its aircraft or for distribution by such airline as a packaged gift to its aircraft passengers.

                  5.  Use Of Name

                  Licensor does hereby expressly consent, that so long as this License Agreement shall remain in force and effect and for such reasonable period thereafter as may be required for the purposes of subparagraph 25(e) hereof, in any event not to exceed one year, that the Licensee shall have the right to use, in the marketing and sale of the Products, the corporate name "Victor of

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Milano, Ltd." or any derivative or variation thereof as well as any type style, logo or other symbol now or hereafter used in conjunction with the marketing of Products by Licensor or by Licensee's predecessor or which may hereafter be adopted and used by Licensor or by Licensee with Licensor's approval, which shall not be unreasonably withheld.

                  6. Use of Trademark

                  Licensee does hereby acknowledge and agree that the Trademarks and all other trademarks that the Licensor or any of its other licensees may now use or hereafter adopt and use in the sale of men's toiletry products are and shall at all times remain the sole and exclusive property of Licensor and shall be used and applied by Licensee solely in respect to the manufacture, promotion and sale of Products. Licensor will, at its own cost and expense, apply for and prosecute the necessary applications for trademark registration in Licensed Territory for all trademarks which the parties hereto mutually agree to adopt, which new trademark shall be owned solely by Licensor subject to Licensee's right to use as herein provided.

                  7.  Product Standards

                  Licensee acknowledges that the quality and character of the Products are such that they have been recognized and accepted by the public as having achieved the repute of being a leading high style line of men's toiletries and Licensee agrees to use the Trademarks, names, type styles, logos and symbols described in Paragraphs 5 and 6 only on the Products manufactured and sold

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by it in accordance with the specifications, directions, formulae, processes, methods of manufacture and instructions furnished by Licensor or on Products sold to Licensee by Licensor or its approved sources of supply, and in accordance with this License Agreement. The quality of all of the Products which Licensee manufactures, assembles or has caused to have manufactured or assembled for its account in the United States under the provisions of this License Agreement, as well as their presentation, is acknowledged by Licensee to constitute the fundamental basis of the business of Licensor and of its success, and Licensee agrees to obey the instructions of Licensor concerning specifications, directions, formulae, processes and methods of manufacture and preparation of the Products as well as the packaging thereof.

                  8.  Marketing of Products

                  Licensee shall, in its selection of retail sales outlets, marketing policies, advertising programs, and promotional activities, consistent with the parties' intention of achieving widespread distribution throughout the Licensed Territory, make every reasonable effort to maintain and foster the image of Products as a leading high style line of men's toiletries.

                  9.  Competitive Products

                  Licensor acknowledges that Licensee is a wholly owned subsidiary of MEM Company, Inc. (hereinafter "MEM"), the manufacturer and distributor of several lines of men's toiletries

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which it, or other of its wholly owned subsidiaries, or its or their licensee manufacture or sell throughout the world under trade names such as ENGLISH LEATHER and various other names, and Licensor further acknowledges that these products are competitive with the Products which are the subject matter of this agreement, and does hereby consent to the manufacturing, marketing and sale of the Products by Licensee in the Licensed Territory by MEM or through or in conjunction with its marketing and sales personnel, agencies, manufacturers, representatives and any person, firm or corporation affiliated with or selected by MEM, provided Licensee and such other firms and persons comply with the provisions of this License Agreement applicable to such manufacturing, marketing, sale and promotion of Products.

                  10.  Sale of Products

                  Licensee agrees to use all reasonable efforts to promote and sell the Products in the Licensed Territory but such undertaking shall not be deemed or construed to require Licensee to expend any fixed sum or sums of money or any fixed percentage of sales in promoting and fostering the sale of the products, provided however that any allowance or discount for advertising or promotion granted by Licensor as hereinafter provided in Paragraph 14(e) shall actually be employed by Licensee to promote the sale of Products in such manner as it, in its sole but reasonably exercised discretion shall determine.

                  11.  Advertising of Products

                  Licensee agrees to furnish Licensor upon request with

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copies of all advertising and promotional materials, etc., which Licensee intends to use in connection with its publicity, advertising and promotion of Products. Licensee agrees that all Licensee's advertising or promotional material and media shall be of such content and shall be employed in such manner as not to demean or degrade the name or Trademarks of Licensor or any of the Products in any way. Licensee further agrees that all advertising and promotional material shall be such as is consistent with establishing and maintaining the Products as a leading high style line of men's toiletries in the Licensed Territory. As an accommodation to Licensor, but not as a legal obligation to Licensor, Licensee will endeavor to furnish Licensor annually with a copy of its proposed advertising and promotional budget for Products.

                  12.  Sources of Products

                  (a) Except for those essential oils and essences used in the manufacture of Products which shall be purchased by Licensee as hereinafter provided Licensee may at its option and subject to the provisions of Paragraph 13 hereof;

                  (1) Purchase such quantities of Products or any components thereof, in bulk or in fully assembled packages as completed units, ready for sale at retail as a packaged men's toiletry product (hereinafter "finished Product") directly from Licensor (subject to the provisions of paragraph 13(b) hereof) or from such other sources as Licensor shall approve, which approval shall not be unreasonably withheld; or

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                  (2) Manufacture Products in the Licensed Territory in
accordance with paragraph 7 hereof either at its own plant or, subject to the provisions of subparagraphs (e) and (f) hereof, at the plant or facility of any other manufacturer in Licensed Territory including MEM, which Licensee shall select. The full compliance with paragraph 7 and subparagraphs 12(e) and (f) hereof by Licensee and MEM or any of their subsidiaries, affiliates or divisions is a material condition for the grant of the license hereunder and an uncured breach thereof by them after notice and expiration of grace period hereunder shall be a material breach by Licensee hereunder. In the event any independent manufacturer, not affiliated with or owned or controlled by Licensee or MEM, shall fail or refuse to comply with the provisions of paragraph 7 and subparagraphs 12(e) and (f) hereof then Licensee shall upon demand in writing of Licensor discontinue the manufacture of Products at the plant or facility of such independent manufacturer as soon as possible after receipt of such demand, and Licensee's failure to do so shall be a material breach by Licensee hereunder.

                  (b) All essential oils and essences used in the manufacture of Products shall be purchased by Licensee from either:

                  (l) Licensor or from such other producer thereof located outside the Licensed Territory as Licensor shall designate in writing; or

                  (2) At Licensee's option, with Licensor's prior

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written consent which shall not be unreasonably withheld, from any manufacturer in the Licensed Territory which is an affiliate, subsidiary or division of a producer theretofore designated as an approved source by Licensor.

                  (c) Licensee shall have the option to purchase from Licensor, or from others, its reasonable requirements of advertising materials including showcards, display cards, samples and testers. Such materials, if purchased from Licensor shall be sold at Licensor's actual cost for labor and materials only and no overhead for production costs or any profit shall be added thereto, but without discounts thereon.

                  (d) Licensee shall have the option to purchase its requirements of packaging materials, bottles, containers, boxes, fillers, cartons and the like from either the Licensor or from any other source which it may select, either in the Licensed Territory or elsewhere, provided however that the Licensee shall first obtain the consent, in writing, of the Licensor of the quality and design of such materials purchased from others, which consent shall not be unreasonably withheld.

                  (e) Licensee shall notify Licensor of the names and addresses of all persons, firms or corporations with which, from time to time, Licensee places orders for the manufacturing, packaging or assembling of Products or any component parts thereof. Such notice shall specify the quantities ordered from each such source, and shall be furnished by Licensee delivering to Licensor copies of all such purchase orders issued to its

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suppliers of Products or component parts thereof. The giving of such notices is a material condition of the grant of the license hereunder.

                  (f) Licensee covenants and agrees that it will not permit any person, firm or corporation to manufacture or formulate the Products unless and until Licensee shall have received an agreement in writing from such person, firm or corporation that it will comply with paragraph 7 hereof and shall give the Licensor at its request the information set forth in subparagraph (e) hereof if Licensee fails to comply with such subparagraph (e), and that it will not manufacture or formulate Products or their components for sale or delivery or use by any party other than Licensee and will not furnish to any third persons any data concerning the manufacture or formulation of Products without the prior written consent of Licensor. Licensee shall furnish a duplicate original copy of such agreement to Licensor by delivery thereof to Maggin & Swan, Esqs., 509 Madison Avenue, New York, New York, 10022.

                  13. Purchases by Licensee from Licensor

                  (a) Except for Products manufactured by or for its account in the Licensed Territory or elsewhere as specifically permitted by this License Agreement, Licensee shall purchase all of its requirements of Products solely from Licensor or sources designated by Licensor in writing.

                  (b) Licensor agrees to manufacture and sell Licensee, or cause others to do so, with all of Licensee's reasonable

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requirements of Products and all components thereof, for sale by Licensee in the
Licensed Territory, subject, however, to the then current and reasonable obligations of Licensor for its own manufacturing and sales and for sales to its other licensees.

                  (c) It is agreed between the parties that Licensee's reasonable requirements of Products shall in no manner be measured by the volume requirements that shall have existed under the license agreement between Licensor and Victor of Milano, Ltd., Inc. Licensee shall furnish Licensor on or before April 1, of each year with a reasonable written projection or estimate of the purchases of Products, essences, essential oils and other components, as well as of advertising materials and packaging materials, which Licensee expects to purchase from Licensor during the next calendar year. While Licensor shall make every reasonable effort to furnish additional quantities of such items should they be ordered by Licensee for delivery during such next calendar year, Licensor's failure to do so shall not be considered a breach of this License Agreement. Licensee's purchases during such next calendar year shall bear a reasonable relationship to the projections and estimates so submitted by Licensee to Licensor.

                  (d) Except as such conditions that may excuse performance by Licensor, as heretofore or hereinafter provided, delivery of Products shall be made f.o.b. Licensor's plant or that of its designated supplier within 90 days of actual receipt by Licensor of Licensee's orders.

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                  (e) Licensor shall not be responsible for any damage to
Product or advertising material purchased by Licensee from Licensor, or its duly authorized source of supply, which shall have occurred while said goods were in transit, but in the event such goods arrive at Licensee's place of business in a defective, adulterated or evaporated condition, or in any other damaged condition which shall be determined to have occurred as a result of faulty or improper manufacturing or packaging, Licensor shall be promptly notified of any such defect and Licensor shall have the right to have such merchandise inspected and tested by Licensor or its duly authorized representatives. If Licensor is determined to be responsible for such defect, the parties shall mutually agree that Licensee shall either be supplied with replacement merchandise without cost landed, duty and all other normal and customary expenses paid at an East Coast United States Port or be allowed a credit by Licensor equal to the amount of Licensee's costs for said confirmed defective merchandise including all freight charges paid by Licensee from point of origin to Licensee's plant or other warehouse, as well as insurance expenses, duties, customs brokerage fees and any other normal and customary expenses reasonably incurred by Licensee.

          (f) Upon Licensor replacing defective merchandise or granting Licensee credit as provided in subparagraph 13(e) hereof, Licensee shall deliver the damaged goods to Licensor, or its duly authorized representative, F.O.B., Licensee's plant or warehouse, for disposal of same in such manner as Licensor shall

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determine, provided, however, Licensor covenants and agrees that it shall not offer the said goods for sale or otherwise dispose of the same in any manner whatsoever in the Licensed Territory.

                  14. Licensor's Selling Price

                  (a) Licensor warrants and represents that all essential oils and essences which are purchased by Licensee in accordance with the provisions of Paragraph 12(b)(1) hereof shall be invoiced by Licensor or such producer thereof at the same net ex-factory price, after any and all discounts, as is paid therefore by Licensor. This warranty and representation shall not apply to purchases of essential oils and essences in accordance with Paragraph 12(b)(2) hereof.

                  (b) Licensor warrants and represents that the prices hereafter from time to time charged by Licensor to Licensee for merchandise described in Licensor's current price lists (copy of which is attached as Schedule B) or similar items hereafter sold and delivered by, or offered for sale by, Licensor to Licensee, presently represent and will hereafter represent the prices at which each of said or similar items of merchandise are being offered for sale by Licensor under its official price lists to:

                      (1) All present and future licensees of Licensor (but not including Licensor) for the countries set forth in Schedule C, except for present and future licensees for Australia, South Africa, Egypt, Greece, Yugoslavia and Holland; and except for discounts to Licensee as hereinafter provided, as to which excepted countries Licensor is free to give any

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discounts it so desires.

                      (2) Seventy-five (75%) percent of all matured future licensees of Licensor (but not including Licensor) for any countries other than those set forth in Schedule C, such seventy-five (75%) percent to be determined not by dollar value of purchases by such licensees of such merchandise but by the number of such licensees making purchases of such merchandise from Licensor during the immediately preceding calendar year. The word "matured", as used in this subparagraph shall mean future licensees for countries not listed in Schedule C whose licenses have been in existence for more than three (3) years. However, it is expressly understood and agreed that until such future licensees for countries not listed in Exhibit B have matured, Licensor is free to give them any discount it so desires.

                      (3) Licensor will in due course notify Licensee of the grant of new licenses for the Products and the effective date thereof.

                  (c) The price lists of Licensor described in subparagraph 14(b) hereof shall be expressed in United States Dollars and purchases of such items by Licensee shall be payable in United States Dollars without reference to the then lira-dollar or other exchange rate unless applicable government regulations and laws hereafter otherwise provide. New price lists of Licensor shall be airmailed to Licensee not less than forty-five (45) days prior to the date such new price lists are

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to become effective.

                  (d) Licensee will not be entitled to any discount on merchandise purchased from Licensor or from Licensor's approved source for advertising help or otherwise except as specifically provided in subparagraph 14(e) hereof.

                  (e) Subject to the provisions of subparagraph 14(f) hereof, Licensee shall receive a discount of nineteen (19%) percent solely on packaging materials purchased by Licensee directly from Licensor pursuant to orders for such packaging materials received by Licensor from Licensee or Victor of Milano, Ltd., Inc., after April 13, 1978, but only to the extent that such discount has not heretofore been granted on such orders to prior licensee, Victor of Milano, Ltd., Inc. Such discounts shall prevail with respect to all packaging materials except finished Products, advertising materials (either finished or components thereof), products in bulk, raw materials and concentrates, plastic shaker tops, and cardboard liners. Such discounts shall be based on the price for such packaging materials in effect as fixed by Licensor at the time the order therefore is actually received by Licensor. No discount shall be granted with respect to any tax, insurance or freight or other charges paid by Licensee with respect to such purchase.

                  (f) Discounts received by Licensee as hereinbefore provided shall be applied by it toward advertising and promoting the sale of the Products in Licensed Territory under this License Agreement, and shall be so used and applied within a period of

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not more than thirty (30) months from the time that Licensee has actually received such discount, either by way of a direct payment from Licensor or by way of an offset or credit against the price otherwise payable under an invoice from Licensor to Licensee for such packaging materials. Licensee shall not be required to account to Licensor with respect to the application of such discounts.

                  (g) In the event finished Products or Components to be sold to Licensee by Licensor or a producer designated in writing by Licensor, are manufactured, sold and shipped from a point in Italy other than Licensor's place of business in Milan, they shall be of equal quality with finished Products manufactured at the Licensor's plant in Milan and shipping costs therefore shall not exceed those charged for shipments from Milan.

                  (h) In the event finished Products or Components to be sold to Licensee by Licensor or a producer designated in writing by Licensor are manufactured, sold and shipped from a point outside Italy, they shall be of equal quality to Milan but shall be sold F.O.B. point of origin, and paid for according to then established price lists.

                  (i) Finished Products to be sold by Licensor, or by a producer designated by Licensor, shall be labeled, prior to shipment in such manner as to conform with existing regulations of United States Customs, Food and Drug Administration and any and all governmental regulations regulating the importation and sale of such Products, provided that Licensee shall give Licensor

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reasonable prior written notice of any change in such regulations.

                  15. Terms of Sale by Licensor

                  All Products and components sold by Licensor to Licensee shall be open account and payment therefore shall be made within ninety (90) days from the date of delivery to Licensee or its duly authorized agents in Italy or such other point of origin as shall be designated by Licensor unless the parties hereto otherwise agree in writing. Payment for essences and essential oils sold by firms designated by Licensor, shall be on such reasonable terms laid down by such firms.

                  16. Reports to Licensor

                  On or before the forty-fifth (45th) day following the end of each calendar quarter, Licensee shall forward to Licensor a written statement certified as correct by a duly authorized officer of Licensee indicating net invoice sales (gross sales less all returns and allowances) of Product by or on behalf of Licensee in the licensed territory for the calendar quarter next immediately preceding. At the time that Licensee furnishes Licensor with the report due hereunder for the last quarter of each calendar year, Licensee shall also report the annual unit quantity of each Product sold by or on behalf of Licensee during such calendar year.

                  17. Royalty Payments

                  (a) Reports of Products manufactured, packaged or assembled by or on behalf of Licensee and of royalties payable by

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Licensee for the calendar year 1978 shall be, made, computed and paid by the within Licensee as presently provided in the License Agreement which was assigned as aforesaid by Victor of Milano, Ltd., Inc. to and assumed by Licensee herein, but minimum royalties shall be as set forth in subparagraph (f) hereof. From and after January 1, 1979, royalties and reports of sales shall be computed, paid and made as per the provisions of subparagraphs (b) to (h) inclusive of this paragraph 17.

                  (b) At the same time and for the same period that Licensee reports sales data pursuant to Paragraph 16 hereof, Licensee shall pay to Licensor a royalty of four (4%) percent, solely on the net invoice sales during such quarter by or on behalf of Licensee, of Products manufactured, packaged or assembled by or on behalf of Licensee, computed as per subparagraph (c) hereof. No such royalty shall be due or payable with respect to Licensee's sales of finished Products which Licensee shall have purchased from Licensor or its designated in writing producer thereof.

                  (c) The net invoice sales of Licensee for each such quarter annual period shall be an amount equal to one-half the aggregate retail selling price (as shown on Licensee's then approved official retail selling price list for such period but before granting of any discount thereon) for all Products manufactured, packaged or assembled by or on behalf of Licensee and which have been sold by or on behalf of Licensee during such quarter annual period.

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                  (d) The royalty determined, as provided in subparagraph 17(b)
and (c) shall be due and payable by Licensee to Licensor simultaneously with the rendition of its report of sales as provided in Paragraph 16 hereof for the next succeeding calendar quarter.

                  (e) Notwithstanding the foregoing, it is agreed that Licensee shall pay Licensor the following annual minimum royalties on Products manufactured, packaged or assembled by or on behalf of Licensee and sold by or on behalf of Licensee in the Licensed Territory, in accordance with the following schedule:

Calendar Year              Minimum Royalty Payment
1978                               $50,000
1979                                60,000
1980                                70,000
1981                                75,000
1982                                80,000
1983                                90,000
1984                                90,000
1985                                90,000
1986                                90,000
1987                                90,000
1988                                90,000

and $90,000.00 for each calendar year thereafter that this License Agreement remains in force.

                  (f) The minimum royalty payment for the calendar year

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
1978 shall include all payments heretofore actually made by Victor of Milano, Ltd., Inc. for the calendar quarters ending March 1978 and June 1978 so that the Licensor shall receive from Licensee for the year 1978 not less than the sum of $50,000.

                  (g) In the event the sum of the four quarterly royalty payments required to be made during any calendar year as aforesaid shall total less than the minimum annual royalty payment for the specific calendar year provided in subparagraph 17(d), then the payment for the last quarter annual period of such calendar year shall be increased and such additional sum shall be increased so that the aggregate royalty payments by Licensee to Licensor for such calendar year shall equal the required minimum royalty payment for such calendar year set forth in subparagraph 17(d).

                  (h) Unless excused pursuant to the provisions of Paragraph 26 hereof, the failure of Licensee to submit such quarterly statements and to remit such quarterly and minimum royalty payments as hereinbefore provided shall constitute a material breach of this agreement.

                  18. Sale of Products by Licensee

                  Annexed hereto and made a part hereof (as Schedule D) is Licensee's schedule of suggested official retail selling prices at which the Products are offered for sale by Licensee in the Licensed Territory. Licensee agrees not to change such price schedule without the prior written consent of Licensor, which consent shall not be unreasonably withheld.

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                  19. Restriction on Licensor

                  (a) During the term of this agreement Licensor agrees not to ship or sell any Products to any person, firm or corporation in the Licensed Territory other than to or for the account of the Licensee without first obtaining Licensee's written consent thereto.

                  (b) To the extent that such action is not prohibited by law, Licensor shall instruct its agents, representatives, other licensees and customers of the existence of the prohibition against selling or shipping any Products to any person, firm or corporation in the Licensed Territory other than to or for the account of the Licensee under penalty of having such shipments deemed fraudulent and having its agency or license cancelled. Such instructions need not be given in writing unless demand therefor is made by the Licensee in which Licensee shall indicate that a specified agent, representative, licensee or customer of Licensor has caused or is about to cause a violation of the provisions of this subparagraph.

                  (c) To the extent that such action is not prohibited by law, Licensor agrees to take all steps reasonably required to prevent violation of the provisions of subparagraph 19(b) including, but not limited to, termination of sales to or license agreements with any person, firm or corporation which, having received notice of such prohibition shall thereafter violate, either directly or indirectly, the terms of the restrictions imposed by this paragraph 19.

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                  (d) To the extent that such action is not prohibited by law,
Licensor agrees to use its best efforts to regulate the retail selling price of Products in Canada so that they shall be not less than those prevailing in the Licensed Territory for comparable Products manufactured, packaged or assembled in the Licensed Territory, but its failure or inability to do so shall not be deemed a material breach of this agreement.

                  20. Restrictions on Licensee

                  (a) During the term of this agreement Licensee agrees not to ship or sell any Products to any person, firm or corporation in any country other than the Licensed Territory except as expressly allowed pursuant to the provisions of Paragraph 4 hereof.

                  (b) To the extent that such action is not prohibited by law, Licensee shall instruct its agents, representatives and customers of the prohibition against selling or shipping any Products to any person, firm or corporation outside the Licensed Territory. Such instructions need not be given in writing unless demand is made by the Licensor in which it shall indicate that a specified agent, representative or customer of Licensee had caused or is about to cause a violation of the provisions of this subparagraph.

                  (c) To the extent that such action is not prohibited by law, Licensee agrees to take all steps reasonably required to prevent violation of the provisions of subparagraph 20(b) including, but not limited to, cessation of sales to any person, firm or corporation which, having received notice of such prohibition shall thereafter violate, either directly or indirectly, the terms of the restrictions imposed by this paragraph 20.

                  (d) Licensor has furnished to Licensee a copy of an agreement dated as of September 1, 1965, by and between The J.B. Williams Company, Inc. and Licensor's predecessor, Gruppo Industriale Guiseppe Visconti di Modrone, S.p.A., which, by its terms restricts The J.B. Williams Company, Inc. from the use of its Trademark "AQUA VELVA" in respect to the marketing of a cologne, and correspondingly restricts the Licensor from the use of its Trademark "ACQUA DI SELVA" in respect to the marketing of an after shave preparation. Licensor shall have the right in its sole discretion to modify same so as to eliminate such restrictions.

                  21. Licensor's Right of Inspection

                  (a) At all times during the term of this agreement, Licensor shall have the right, at its own cost and expense, to inspect at reasonable times the books and records of Licensee or of any subsidiary of Licensee (or of MEM or any of its subsidiaries, but only as to manufacture or sale of Products) to verify the selling prices charged by Licensee to its customers, the unit sales of Products, the net invoice prices thereof, allowances granted thereon, and the payments received by Licensee for Products sold by or on its behalf.

                  (b) Licensor shall have the right to inspect the premises and books and records of Licensee or any subsidiary of Licensee (as well as those of MEM and its subsidiaries which are manufacturing or packaging Products) to observe: the methods and procedures involved in the manufacturing and packaging of Products by or on behalf of Licensee and to verify that such Products have been manufactured, packaged and assembled in accordance with Licensee's obligation hereunder; whether the Products on hand or sold by or on behalf of Licensee have been purchased from Licensor or its duly authorized source or manufactured, packaged or assembled by or on behalf of Licensee; and the quantities of Products or components purchased, acquired, or manufactured or assembled by or on behalf of Licensee.

                  (c) Licensor shall have the right, at its own cost and expense, to have its duly authorized representatives make copies of or take excerpts from the books and records referred to in subparagraphs (a) and (b) hereof with respect to the rights therein granted to Licensor, and to use the photocopy facilities at the premises so inspected to make copies of such books and records upon giving prior written notice of its intention to do so to the Licensee.

                  (d) If, as a result of such inspection by Licensor it shall be ascertained that Licensee has failed to remit royalties by an amount equal to or greater than five (5%) percent of the sum actually then due and payable to Licensor, Licensee shall reimburse Licensor for the reasonable costs and expenses attendant upon such inspection and verification. Licensee shall in any event promptly pay any additional royalties shown by such inspection to be due and payable by Licensee to Licensor.

                  22. Licensee's Right of Inspection

                  At all times during the term of this agreement and on reasonable prior written notice to Licensor, Licensee, or its duly authorized representative, shall have the right, at its own cost and expense, to examine in Milan, Italy or elsewhere, Licensor's books and records of purchases, sales, payments and receipts to verify that Licensor's selling prices of Products to Licensee are as provided in Paragraph 14 hereof. Licensee shall be entitled to make copies or take excerpts from Licensor's books and records and to use Licensor's photocopy facilities to make such copies. Such right of inspection shall not be made more than once in any calendar year, and shall be made only after giving Licensor prior reasonable notice of Licensee's intention so to do.

                  23.      Term of License

                  (a) This agreement shall continue in full force and effect from the date hereinabove set forth up to and including December 31, 1988.

                  (b) Licensee shall have the right upon giving prior written notice to Licensor, postmarked no later than December 31, 1987, to renew the term of this License Agreement for ten (10) additional years, in which event, upon timely exercise of such option as aforesaid, this License Agreement shall expire on December 31, 1998 instead of December 31, 1988.

                  24.  Assignment of Licensee's Rights

                  (a) A transfer of the controlling interest or shares of Licensee shall be considered a sale or assignment of its rights under this License Agreement and shall not be made or permitted except as hereinafter provided.

                  (b) The Licensee shall not have the right to grant any sublicenses hereunder without the prior written consent of Licensor.

                  (c) Licensee shall not have the right to assign, transfer, sell, convey, pledge or otherwise dispose of any other rights or privileges in the License granted hereunder without the prior written consent of Licensor. In the event Licensee shall give notice to Licensor of its intention to assign, transfer or sell all of Licensee's right, title and interest in the license granted hereunder and of the terms of such transaction, to a firm, person or corporation whose name and address is given in such notice (hereinafter prospective assignee), Licensor will consent in writing to such proposed assignment, transfer or sale of all of Licensee's right, title and interest in this License Agreement, provided all the following conditions are fulfilled:

                      (1) In Licensor's reasonably exercised judgment such prospective assignee:

                      (i) is financially responsible; and

                      (ii) is experienced in the marketing of men's toiletries in the United States; and

                      (iii) has the intention and capability of manufacturing and marketing the Products in accordance with the provisions of this License Agreement and particularly paragraphs 7 and 8 hereof.

                      (2) Licensor and such prospective assignee are able on the basis of good faith negotiation to agree in writing on the amendments of this License Agreement which they shall mutually require.

                      (3) Licensee is not then guilty of an uncured default hereunder after notice and expiration of grace period to cure.

                  (d) Licensee and MEM shall be released from any obligations hereunder accruing from and after date that all conditions of subparagraph (c) hereof are fulfilled.

                  25. Termination of Agreement

                  (a) In the event that this License Agreement shall be terminated, the Licensee agrees that except as provided in paragraph 25(e) hereof, it will promptly:

                      (1) take all required action at Licensee's expense to cease doing business under the name of Victor of Milano, Ltd., Inc., or any name in which the word "Victor" is incorporated, including the execution and filing of a certificate of corporate change of name in the manner required by law;

                      (2) cease the use of the Trademarks, Trade Names, logos, type styles or symbols used in connection with the sale of Products;

                      (3) cease to hold itself out as the Licensee and distributor of Products;

                      (4) execute and deliver such instrument as may reasonably be required by Licensor, or its duly authorized representative, to effectuate a transfer to Licensor or any person, firm or corporation which it shall designate in writing, of all rights with respect to any Trademarks or Trade Names for which application is then pending or which shall have been granted in connection with the sale and distribution of Products.

                  (b) Upon termination of this agreement at the end of the term granted herein, or any extension or renewal thereof, Licensee will upon the demand of Licensor do any and all of the acts required pursuant to the provisions of subparagraph 25(a) hereof.

                  (c) Upon the termination of this agreement for cause or otherwise Licensor shall have the option for a period of ninety (90) days from the date of termination to purchase from Licensee all of its then on hand essential oils and essences used for manufacture of Products, as well as the unsold stock of finished Products, or any component parts thereof, whether theretofore purchased by Licensee from Licensor or manufactured by or for the account of the Licensee, but in no event, upon the exercise of such option, shall Licensor be required to purchase any quantity of Product or component parts thereof (except as aforesaid with respect to essential oils or essences) which shall be in excess of the average annual amount sold by Licensee during the two (2) year period immediately preceding the date of termination. Upon Licensor's exercise of such option and payment for the aforesaid quantities Licensee shall destroy, or deliver and transfer title thereof to Licensor of, all such Products and components in excess of such average annual amount, without charge to or payment therefor by Licensor, such quantities being hereafter referred to as the "excess quantities". Upon exercise of such option Licensor shall pay to Licensee for all but excess quantities of such stock of merchandise F.O.B. Licensee's plant or warehouse as follows:

                       (1) All non excess quantities of such Product or component parts thereof which had been purchased by Licensee from Licensor, or its duly authorized source, shall be paid for at the actual cost price paid by Licensee for such goods, during the two year period immediately preceding the date of termination.

                       (2) In addition to the price provided pursuant to subparagraph 25(c)(1), the Licensor shall pay to the Licensee all freight costs on such goods from Licensor's plant in Milan or other place of manufacture to an East Coast Port of the United States, which the Licensee shall have incurred, as well as insurance expense, duties, customs brokerage fees, and any normal and customary expenses reasonably and actually incurred by Licensee in their importation, but not including any overhead, salaries or expenses of personnel or employees of Licensee, less any reasonable cost to Licensor for relabeling of Products and components which may be required to permit their sale under then applicable United States laws and regulations.

                       (3) Licensor's obligation to pay the purchase price as provided in said Paragraph 25(c)(1) and (2) shall be conditioned upon such Product and component parts being in the same condition as originally purchased from and delivered by Licensor both as to packaging and contents and further conditioned upon such Products, components, essential oils and essences which were not purchased directly from Licensor then conforming as to quality, packaging, contents and condition required to permit their manufacture, use and sale by Licensee under the provisions of this License Agreement. In the event such conditions shall not be fulfilled:

                       (i) the repurchase price of Products and components other than essential oils and essences shall be adjusted downward accordingly by agreement between the parties; and

                       (ii) Licensor shall not be obligated to purchase and Licensee shall promptly destroy any essential oils or essences which do not fulfill such conditions; and

                       (iii) if Licensor and Licensee cannot during such ninety
(90) day period agree as to the condition of such Products, components, essential oils and essences or as to the quantities or value thereof, as the case may be, such issues shall be determined by arbitration as herein provided. However, pending any such determination by arbitration, such items shall not be sold by Licensee but shall be delivered by Licensee to and accepted by Licensor subject to provisions of any such arbitration award.

                       (4) All non-excess quantities of Product or component parts thereof other than essential oils and essences which Licensee has manufactured or shall have had manufactured for its account in the Licensed Territory or elsewhere as permitted pursuant to the provisions hereof and in full conformity with the provisions of paragraph 7 hereof, shall be paid for at the Licensee's actual cost. There shall be deducted from such price any reasonable cost to Licensor for relabeling of Products and components which may be required to permit their sale under then applicable United States laws and regulations.

                       (5) Licensor's obligation to pay the purchase price as provided in subparagraph 25(c)(4) shall be conditioned upon the Product or any component parts thereof not only being in full conformity with the provisions of paragraph 7 hereof but also being in saleable condition both as to packaging and contents, failing which the repurchase price shall be adjusted downward accordingly by agreement between the parties, and if they cannot agree thereon or as to the cost, saleable condition, conformity or quantity of such items within such ninety (90) days period, same shall be determined by arbitration as herein provided. Pending any such determination by arbitration such items shall not be sold by Licensee but shall be delivered by Licensee to and accepted by Licensor subject to the provisions of any such arbitration award.

                  (d) Upon exercise by Licensor of the option to repurchase granted pursuant to subparagraph 25(c) hereof, Licensee shall make no further sales of delivery any such Products, components, essential oils or essences in the Licensed Territory or elsewhere except to Licensor or to any person, firm or corporation which it shall designate in writing. (e) If the Licensor shall fail to exercise the option to purchase granted pursuant to subparagraph 25(c) hereof, the Licensee shall have the right for a term of one year from the date of termination of this License Agreement, without being in violation of the terms hereof, to continue to sell all finished stocks of Products then on hand which are in saleable condition and which were either purchased from Licensor or manufactured by or on behalf of Licensee in conformity with paragraph 7 hereof, bearing the Trademarks, symbols or tradenames of Licensor. Such sales shall be made only in Licensed Territory and to the extent feasible, shall be made to the same retail channels theretofore sold by Licensee and at the last previously approved retail price schedule promulgated by Licensee. Royalties as to such sales shall be paid to the Licensor by the Licensee pursuant to the provisions of paragraph 17 hereof.

                  26. Excused Non-Performance

                  In the event performance of any of the terms and provisions of this Agreement cannot be substantially met due to conditions such as war, declared or undeclared, fire, flood, interruption of transportation, embargo, governmental orders, strike or labor strife, riot, acts of God, or any other measures or occurrences beyond Licensee's or Licensor's control, but not including extraordinary changes in the economy, then performance of said provisions shall be excused during the period that said conditions exist. It is further agreed that Licensee shall be excused from the payment of said minimum annual royalty payments (but not from payment of royalties actually earned hereunder) during any period when any United States Government Import Regulation has actually restricted or prohibited the importation of components necessary for manufacture of Products in the United States provided that such components cannot reasonably be secured by Licensee from sources in the United States. The parties shall promptly notify the other in writing of the existence of such conditions and of their termination.

                  27. Notice of Default

                  In the event that either party to this agreement fails to comply with any of its terms and conditions the other party shall have the right to serve written notice to such effect on the defaulting party. If such condition is not cured within 30 days after receipt of such notice or if the condition is such that it cannot reasonably be corrected in 30 days and the commencement of the action required to correct such condition has not been started within said period, or if such condition or alleged breach is undisputed or unchallenged by the defaulting party then the other party shall have the right to serve notice of termination hereunder.

                  28. Arbitration

                  Any controversy or claim arising out of or relating to this agreement or the breach thereof, including but not limited to questions of damages or challenged allegations of default arising pursuant to Paragraph 27 hereof, shall be settled by arbitration before a panel of three (3) arbitrators to be held in the City and State of New York in accordance with the rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The arbitrators shall have the right in addition to making monetary awards to grant such equitable relief as they in their sole discretion shall deem appropriate.

                  29. Defense of Trademarks

                  Licensor covenants and agrees at its cost and expense to defend any challenge made in Licensed Territory to the validity of its Trademarks. Should Licensor fail to do so in due course after receipt from Licensee of a request that Licensor do so, Licensee may do so and the costs and expenses thereof shall be withheld by the Licensee as the same accrue from royalty payments which Licensee is required to make to the Licensor pursuant to the provisions of Paragraph 17 hereof.

                  30. Miscellaneous

                  (a) This agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

                  (b) All questions with respect to the construction of this agreement, and the rights and obligations of the parties hereunder shall be determined in accordance with the laws of the State of New York.

                  (c) This agreement sets forth the entire agreement of the parties and is intended to supersede all prior negotiations, understandings and agreements. No provisions of this agreement may be waived or changed, except by a writing by the party against whom such waiver or change is sought to be enforced. The failure of any party to require performance of any provision hereof shall in no manner affect the right at a later time to enforce such provision.

                  (d) The paragraph headings are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or any intent of this agreement.

                  (e) All notices, demands and other communications pursuant to this agreement shall be in writing. Communications to the Licensor shall be sent to it at the address set forth above with a copy to Messrs. Maggin & Swan, 509 Madison Avenue, New York, New York 10022. Communications to the Licensee shall be sent to it at the address set forth above, with a copy to MEM Company, Inc., Union Avenue Extension, Northvale, New Jersey 07647. Any party may designate a new address to which communications to it shall be sent. All communications shall be effective when sent by Registered Air Mail, Return Receipt Requested, addressed as stated above.

                  (f) One or more counterparts of this agreement may be executed and together shall constitute but one agreement and in establishing the existence of this agreement neither party shall be required to account for the absence of the counterparts.

                  IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals on the day and year first above written.

                                            G. VISCONTI DI MODRONE, S.P.A.

ATTEST:                                     By:____________________________

_________________


                                            V.O.M. LTD.

ATTEST:                                     By:____________________________

_________________



                                 G U A R A N T Y

                  The undersigned, MEM COMPANY, INC., a New York Corporation, having its principal place of business at Union Street Extension, Northvale, New Jersey in consideration of the execution of a License Agreement by G. VISCONTI di MODRONE, S.p.A. (hereinafter "Licensor") with V.O.M. LTD. (a wholly owned subsidiary of MEM COMPANY, INC.)(hereinafter "Licensee"), does hereby guaranty to Licensor, its successors and assigns, full and complete payment and performance by Licensee of all of the provisions, conditions, covenants and agreements contained in the aforesaid License Agreement and does waive all notice of default by the said Licensee except as provided in the License Agreement, notice of the acceptance of this Guaranty by Licensor and consents to any extension of time that may be given by Licensor to Licensee of time of payment or performance.

                  IN WITNESS WHEREOF, MEM COMPANY, INC., by its duly authorized officer has executed this Guaranty this day of October, 1978.

                                                     MEM COMPANY, INC.

                                                     By:________________________

                         TRADEMARKS REGISTERED IN U.S.A.

                          RELATING TO MEN'S TOILETRIES

NUMBER                              MARK                               EXPIRATION DATE
639455                              Victor                             January 1, 1997
649846                              Silvestre                          August 6, 1997
857617                              Acqua Di Selva                     September 24, 1988
1056831                             Acqua Di Selva                     January 25, 1997
868289                              Acqua Di Colonia

                                    Fresca                             April 15, 1989

1068829                             Tabacco D'Harar                    July 5, 1997


                           IN PROCESS OF REGISTRATION

Visconti E Biscione

                                   SCHEDULE A